Exhibit 99.5

A Novel Oral Testosterone (TLANDO™) Therapy Restores Testosterone to Eugonadal Levels Without Dose Titration MP45 - 15 Presenter: Martin Miner, MD Director, Men’s Health Center; Chief, Family and Community Medicine Miriam Hospital, Providence, RI On behalf of Lipocine Inc. May 15, 2020 1

Introduction: ▪ Most approved TRTs require multiple - visit titrations to restore eugonadal T levels in hypogonadal men Challenges Associated with Dose Titration: ▪ Patients may not desire/be compliant with additional titration visits ▪ Patients want to be on a safe and efficacious dose from the start of the therapy ▪ Patients may have potential dose errors resulting in over/under dosing ▪ Titration algorithm may be confusing/demanding to prescribe Objectives: ▪ To evaluate whether TLANDO™ (Innovative Oral TRT Option) is safe and efficacious in restoring eugonadal T levels with a fixed dose regimen in hypogonadal men 2

▪ Robust PK Independent of Titration ▪ Titration - Independent Efficacy ▪ Safety with TLANDO™ • Well tolerated, no deaths, no drug - related SAEs, no MACE up to 52 weeks • Improved elevated liver injury markers 3 ▪ Consistent Population in SOAR and DV Studies ▪ Oral Fixed Dose TLANDO™ • Requires no additional titration visit • Easy to prescribe dosing regimen • Requires less physician counselling * SOAR Trial: Dose Titration P3 Study; DV Study: Fixed Dose Validation P3 Study